Exhibit 10.102

[***].  Confidential Treatment Requested — Certain information in this exhibit has been omitted and filed separately with the Commission.  Confidential treatment has been requested with respect to the omitted portions.

Continuous Basic Sale and Purchase Agreement

Japan Telecom Co., Ltd. (hereinafter referred to as “A”) and Global Telecom Sales & Marketing K.K. (hereinafter referred to as “B”) hereby form the following basic agreement in regard to sales of communications equipment provided for in Article 2 hereof (hereinafter referred to as the “goods of sale”) as well as related sales promotion activities to be performed by B for A’s telecommunication services.

Article 1 (Basic Agreement)

1. B shall continuously sell to A the goods of sale, and A shall continuously purchase these from B alone.

2. Specific terms of sale such as the unit price the goods of sale, quantities, sales price, delivery locations, delivery times, packaging method, etc. not stipulated in this agreement shall be determined between A and B in a separately established Independent Sale and Purchase Agreement (hereinafter referred to as the “Independent Agreement”).

3. Each provision of this agreement shall apply to the Independent Agreement in regard to matters not separately determined in the latter, and where there is any inconsistency between any clause in the Independent Agreement and this Agreement; the provisions of the Independent Agreement shall supersede. It is hereby understood that certain sale and purchase agreement dated August 20, 2004 entered into by and between A and B (the “Temporary Agreement”) shall be included as an Independent Agreement, provided that in case of any discrepancy between any term of such agreement and any term hereof, the term hereof shall govern solely in its relation with such agreement. Any entity that has been given a copy of, or relied on, the Independent Agreement will be given a copy of this agreement.

4. In order to promote and expand the sale of the goods of sale to A in the future, B shall perform sales promotion activities for telecommunications service (hereinafter referred to as the “services”) to be provided by A using the goods of sale, which purchases of goods of sale by A only from B are reflective of the performance by B of said sales promotion activities to be made in order to enhance telecommunications equipment needs of A and to attain further growth of the business of B by supplying goods of sale in response to such needs, and A shall assign to B the right to act as a sales agent for the services within the scope necessary for the performance of the above sales promotion activities to obtain new customers.  Details of granting of the right to act as sales agent from A to B shall be stipulated in a separate agreement entered into by and between A and B.

Article 2 (Goods of Sale)

The goods of sale shall be as follows.

                (1) Name:  iAN8000

                (2) Specifications: Exhibit A

Article 3 (Independent Agreement)

1.       A shall propose B for the execution of the Independent Agreement in the form designated by A and agreed to by B in advance (hereinafter referred to as the “order form”).

2.       A shall state in the order form the name, specifications, quantities, unit price, sales price, delivery times, delivery locations, timing of payment, method of payment, shipping method, packaging method, mode of packing, code labeling and other specific terms and conditions necessary to stipulate in regard to the goods of sale for the performance of the Independent Agreement.

3. When A requires delivery statement, handling instruction, test performance statement and other documents as attachment at the delivery of the goods of sale under the Independent Agreement, A shall state the specific items of such documentation required by it in the order form.

4. B shall notify A of its intention of whether or not it accepts the proposal made by A in writing within 5 business days from the receipt of the order form.  The Independent Agreement shall become effective at the time when B indicates its intention of acceptance in the said notice.  If B does not indicate its intention whatsoever to A within the said period of time, B shall be deemed to have indicated its acceptance of such proposal, and when B indicates its intention of accepting such proposal with certain amendments to the terms and conditions proposed by A, B shall be deemed made a new proposal to A.

Article 4 (Delivery Plan, etc.)

1. B shall submit to A a preliminary delivery plan within ten (10) business days after the effective date of the Independent Agreement, and shall submit a final delivery plan within twenty (20) business days after the submission of the preliminary delivery plan.  Provided, however, when submission of a preliminary delivery plan and a final delivery plan within such period becomes difficult for B for any unavoidable reason, each date of submission shall be amended upon a mutual discussion between the parties.

2. B shall submit to A the delivery specification statement and the packaging specification statement by the date ten (10) business days prior to the first delivery date set forth in the relevant Independent Agreement.

Article 5 (Method of Delivery)

1. B shall deliver the goods of sale to A on such delivery date and at such delivery site as designated in the Independent Agreement.

2. The shipping method, packaging method and mode of packing of the goods of sale shall be those designated by A, and unless otherwise agreed to by A, the shipping cost, insurance premiums, packaging cost and other costs of delivery of the goods of sale shall be borne by B.

3. B shall submit to A the delivery statement, handling instruction, test performance statement and other documents as attachment as designated by A at the delivery of the goods of sale.

4. B shall place on the delivered goods of sale the material label designated by A in the form designated by A and explicitly state such material code in the delivery statement.

Article 6 (Receiving Inspection and Delivery)

1. A shall conduct receiving inspection of the goods of sale after its receipt of the same under the Independent Agreement, and shall report on the results of such inspection to B. In addition, such report shall be submitted within [***] after A has received the goods of sale.

2. The conditions of a receiving inspection shall be determined by A and B in separate consultation and shall be set down in a writing.

3. Delivery of the goods of sale shall be deemed completed when B receives the notice of satisfaction of receiving inspection from A.

Article 7 (Non-Conformance)

1. In the event that the goods of sale delivered to A fail to pass the receiving inspection referred to in the immediately preceding Article 6 (including non-conformance with designated quantities), A shall immediately notify B of the details of such non-conformance as well as the reasons thereof.

2. If the reason of non-conformance is found reasonable in light of the conditions of receiving inspection as set forth in the immediately preceding Article 6, B shall replace, pick up (in case of excess delivery quantities) or make additional delivery (in case of deficient delivery quantities) of the goods of sale.

3. The provisions of Article 6 and Paragraphs 1 and 2 of this Article shall apply also to the goods of sale newly delivered by B under the immediately preceding paragraph.

4. If B fails to pick up non-conformant goods of sale within the period of time designated by A, A shall have the right to return such non-conformant goods of sale to B at the cost of B.

5. When A determines that any non-conformant goods of sale are usable notwithstanding such non-conformance, A may purchase the same at the price agreed to between A and B.

Article 8 (Transfer of Ownership)

Ownership of the goods of sale shall pass from B to A at the time delivery of the goods of sale is completed as stipulated in Article 6.

Article 9 (Risk of Loss)

Loss, destruction or other damage to the goods of sale occurring before delivery of the goods of sale to the specified site is completed shall be borne by B, unless attributable to the fault of A, and loss, destruction or other damage to the goods of sale after completion of delivery shall be borne by A, unless attributable to the fault of B.

Article 10 (Extension and Delayed Performance)

1. If B wishes to deliver the goods of sale before the delivery date stipulated in the Independent Agreement, it shall obtain the prior written consent from A.

2. In the event that B determines that it is not possible to deliver the goods of sale by the delivery date stipulated in the Independent Agreement, B shall without delay notify A of the reason and the estimated date of delivery. This notice however shall not relieve B of responsibility for the delay.

3. In the event that the reason for the delay in the preceding paragraph is attributable to the responsibility of A, A shall approve an extension of the delivery date by a reasonable number of days.

4. In the event that the reason for delay in paragraph 2 is attributable to the responsibility of B, A may at its discretion approve an extension of the delivery date.  In addition, in the event that the reason for the delay in paragraph 1 cannot be attributed to the responsibility of either party, the delivery date shall fall after a reasonable period of time elapses after the impediment causing the reason for the delay has been fully resolved.

5. If B fails to deliver the goods of sale within [***] after the delivery date stipulated in the Independent Agreement due to a reason imputable to B, B shall pay A the delay damage in the amount equal to [***].

Article 11 (Invoice for Payment for Sale)

1. B shall, after completing the delivery of the goods of sale, request that the goods be paid by submitting a legitimate invoice to A. The specific method of invoicing and method of payment shall be determined in the Independent Agreement.

2. In the event that payment for the goods described in the preceding paragraph is delayed, A shall pay B an additional payment for damages due to the delay at an annual rate of [***].

Article 12 (Scope of Liability to Indemnify for Defects)

1. In the event that mutilation, damage, quantity shortage, is found in any goods of sale at the time of delivery or difference from the specifications, defective quality or other defect (including latent defect) is found in any goods of sale delivered from B to A within [***] from the completion of delivery of such goods of sale, B shall take the following actions upon instructions from A (see below).  Provided, however, when any latent defect is found to be contained in the goods of sale due to willful misconduct or gross negligence by B, even after the lapse of [***] from the completion of delivery, B shall be equally liable as set forth in the immediately preceding sentence:

(i)                                     Repair of such goods of sale;

(ii)                                  Replacement of such goods of sale with alternatives;

(iii)                               Reduction or refund of the price of such goods of sale; or

(iv)                              Termination of all or a portion of the relevant Independent Agreement.

2. If A or any third party suffers damages due to the defect set forth in the preceding paragraph, B shall compensate for such damages as well as and in addition to taking the actions set forth in the preceding paragraph.

Article 13 (Quality Assurance)

B shall comply with the quality assurance standards and maintain the quality assurance system specified in Exhibit B with respect to the goods of sale. When A demands reasonable improvement of such quality assurance standards or quality assurance system, B shall use reasonable commercial efforts to improve the same as much as possible, and shall report on the results of such improvement to A in writing.

Article 14 (Product Liability)

1. B hereby warrants that the goods of sale do not contain any defect as stipulated in Article 2, Paragraph 2 of the Product Liability Law (Seizoubutsu Sekinin Ho) (hereinafter referred to as the “defect”).

2. In the event that damage to life, body, property, etc. of any person has arisen due to defect contained in the goods of sale, B shall take appropriate actions (including without limitation recall, repair, replacement of the goods of sale) to prevent further or threatened damages and settle and hold A harmless from such damage at the cost and responsibility of B.  Should A suffer damages (including the damages paid by A to a third party and cost of settlement of disputes within a reasonable extent) due to the foregoing, B shall compensate for such damages, except for a portion of damages that is demonstrated to have incurred due to a reason imputable to A.

3.       In the event that A determines that the damage set forth in the immediately preceding paragraph is threatened to arise, or upon receipt of claim or request from any third party, A and B shall discuss how to respond to such threatened damage or such claim or request and shall settle the same in an appropriate manner. Provided, however, if such settlement cannot be made, B shall respect A’s demand and consider in an appropriate manner to handle such threatened damage or such claim.

4. In addition to the foregoing, when B recognizes that the damages set forth in Paragraph 2 in this Article have arisen or are threatened to arise with respect to the goods of sale or any similar product, B shall promptly report on the detail thereof to A in writing.

Article 15 (Scope and Limitations of Liability)

1.  A and B hereby agree that neither party shall have any contractual liability for incidental, consequential, indirect, special or punitive damages of any kind arising from or in relation to the use, failure or suspension of use of the products which are to be purchased or licensed under this agreement.

2.  The maximum amount of any and all liabilities of either party under each Independent Agreement shall not exceed [***] of the purchase price of the goods of sale (consumption tax is not included) purchased for each such Independent Agreement.

3.  The liabilities set forth in Article 10 (Extension and Delayed Performance), Article 14 (Product Liability), Paragraph 2 of the Article 24 (Compensation for Damages) and Article 26 (Representation and Warranty) shall not be subject to Paragraph 1 and Paragraph 2 of this Article, and the liabilities set forth in Article 20 (Infringement of Intellectual Property Rights of Third Party) shall not be subject to Paragraph 2 of this Article.

4. Neither party shall be liable to the other party for any alleged loss or damages resulting from delays in performance of the Independent Agreement in whole or in part or impossibility of performance thereof caused by acts of God, war, riot, civil commotion or other force majeure, establishment, amendment or revision of law or regulation, order or disposition issued or executed by public authority, labor actions, accidents of transportation system or telecommunications lines or any other causes not imputable to the party whose performance is so delayed.

Article 16 (Sales Promotion Related to Services)

In order to promote and expand future sales of the goods of sale to A, B shall perform sales promotion activities, wherein the purchases of goods of sale by A are reflective of the performance by B of said sales promotion activities to be made in order to enhance telecommunications equipment needs of A, to attain further growth of the business of B by supplying goods of sale in response to such needs. Hence, B shall perform such sales promotion activities for the services (hereinafter referred to as the “subject sales promotion activities”) for no additional consideration.

Article 17 (Subject Sales Promotion Activities)

1.               B may conduct and promote the subject sales promotion activities at its discretion.

2.               During the term hereof, A and B shall hold discussions at least once every month about the subject sales promotion activities.

3.   A and B shall negotiate execution of each Independent Agreement for the purpose of additional purchase by A of the goods of sale from B, when the performance ratio of the goods of sale reaches around [***] owing to the increase of users of the services.

4.               B is assumed to have completed any and all subject sales promotion activities upon the earlier of [***] from the effective date of each Independent Agreement, or earlier if applicable per the terms of the Independent Agreement.

Article 18 (Effective Term of Agreement)

1. This agreement shall remain effective for 1 year from August 20th, 2004.  Provided, however, the term of this agreement shall be renewed for a subsequent 1 year period unless either A or B notifies of its intention to terminate this agreement in writing to the other party not less than 1 month prior to the expiration of the existing term.

2. This agreement shall terminate automatically when A terminates the services themselves for any reason whatsoever.

3. Notwithstanding the provisions of the immediately preceding two (2) paragraphs, the effective term of this agreement shall be extended to correspond to the term during which any of the already concluded Independent Agreements will remain effective, so that this agreement will terminate at the time of termination of such Independent Agreement.

Article 19 (Management of Personal Information)

The parties hereto shall separately enter into an agreement with respect to the handling of management of personal information.

Article 20 (Infringement of Intellectual Property Rights of Third Party)

1. B hereby guarantees to A that the goods of sale (including the manufacturing method and manner of use thereof) do not infringe any patent, design right, model utility right, trademark, copyright, circuit topology right or other intellectual property rights of any third party (hereinafter collectively referred to as the “intellectual property rights”).

2. When any dispute arises between A or B and any third party over the goods of sale based on allegation of infringement of the intellectual property rights, B shall cooperate with A and shall settle or litigate such dispute as appropriate at its cost and responsibility.  If A suffers direct damages (including reasonable attorney’s fees and expense) due to such dispute, B shall indemnify A for such direct damages.

3. When the dispute set forth in the immediately preceding paragraph arises with respect to A or B or when A or B receives any similar claim, A or B, as the case may be, shall promptly (no later than 15 days of receipt) notify of such effect to the other party.

4. The above provisions in this Article shall not apply to, and B shall have no liability or obligation for, any infringement arising from alteration or repair of, or addition to, the goods of sale by any person other than B.

Article 21 (Confidentiality)

1. Neither A nor B shall disclose to any third party any information learned from the other party in relation to this agreement without prior written permission from the other party. However, this shall not apply to information already under development or possessed by the information receiving party or any of its affiliated company at the time of disclosure, information obtained from a third party not under obligation to preserve confidentiality after it is disclosed, or information that has become public for reasons not attributable to the responsibility of the information receiving party.

2. Neither A nor B may use any information disclosed by the other party as part of this project except for the purposes of this agreement.

Article 22 (Assignment, etc. of Claims and Obligations)

Neither A nor B may allow rights or obligations under this agreement to be assigned to or assumed by any third party. However, this shall not apply in cases where the other party has given written consent which shall not be unreasonably withheld.

Article 23 (Right to Terminate Agreement)

A and B may terminate this agreement and the Independent Agreement in whole or in part when any of the following events occurs in regard to the other party:

(1) In the event of default of significant obligations under this agreement, (a) if the default can be remedied, when the default has not been remedied although a reasonable period of time is given after notification by A or B to the other, or (b) if it is reasonably determined the default cannot be remedied, when the default occurs.

 (2) (a) Becoming subject to administrative disposition for auction or others due to failure to pay taxes, or any other administrative disposition by a public authority, (b) filing of a petition to commence proceedings for bankruptcy, civil rehabilitation (minji saisei), corporate reorganization (kaisha kosei), corporate arrangement (kaisha seiri) or special liquidation (tokubetsu seisan), (c) significant deterioration in status of assets or being forced to suspend payments, (d) filing of petition for provisional attachment, provisional disposition, attachment, auction etc., (e) dissolution for reasons other than merger or amalgamation, or (f) dishonor of payment of bills, notes or checks with respect to such party.

Article 24 (Compensation for Damages)

1.               Regardless of whether or not this Agreement or the Independent Agreement is terminated in whole or in part under the immediately preceding Article, A and B shall be entitled to claim the other party to compensate for the damages suffered by it due to default of the other party hereunder or under the Independent Agreement or the other party becomes subject to each item of Paragraph 1 of the immediately preceding Article.

2.               If A or B enters into any agreement with a third party based on this Agreement and/or any Independent Agreement (the “Third-Party-Contracting Party”), A or B as the Third-Party-Contracting Party shall indemnify and hold harmless the other party hereto for any liability arising from such an agreement with a third party and caused by the breach, misrepresentation, intention, negligence or gross negligence of the Third-Party-Contracting Party.  For avoidance of doubt, the provisions contained in this paragraph shall prevail over any and all conflicting terms contained in this agreement, or any other agreement referenced herein.

Article 25 (Surviving Clauses)

The provisions of Article 12 through Article 15, Article 19 through Article 22,  Article 24 through Article 27 and Article 29 hereof shall survive expiration or termination of this agreement.

Article 26 (Representation and Warranty)

B hereby represents and warrants to A that as of the date of this agreement, B is a Japanese corporation (kabushiki kaisha) duly established and validly existing under the laws of Japan, and is a wholly owned subsidiary of UTStarcom Inc., a U.S. corporation.

Article 27 (Governing Law, etc.)

1. This agreement shall be governed by the laws of Japan, and shall be interpreted in accordance with these laws.

2. When any version in a language other than Japanese is prepared with respect to this agreement or the Independent Agreement and where there is any discrepancy between such non-Japanese version and the Japanese original version of this agreement or the Independent Agreement, the Japanese original version shall govern.

Article 28 (Resolution of Disputes, etc.)

Any matters not stipulated in this agreement or questions arising in relation hereto, shall be resolved by A and B upon consultation, and if this is not possible, shall be resolved as determined by law.

Article 29 (Agreed Jurisdiction)

The parties hereby agree that any litigation arising in relation to this agreement shall be submitted to the Tokyo District Court as the court of exclusive jurisdiction.

IN WITNESS WHEREOF, the parties hereto have executed this agreement in duplicate by placing their signatures and seals thereon and each party will keep one copy of the originals.

August 20, 2004

(A) Corporate Seal Affixed
Japan Telecom Co., Ltd.

(B) Corporate Seal Affixed
Global Telecom Sales & Marketing K.K.